UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101) SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

FIRST CHESTER COUNTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 27, 2010

Dear Shareholders,

We are pleased to report that Tower Bancorp, Inc. and First Chester County Corporation have entered into an agreement to join together in a partnership resulting in combined assets of approximately $2.7 billion, 50 branch locations in eleven counties and two states, and an expanded Bank employee base of over 500.

The decision to enter into this partnership was well-researched and intentional by both organizations.  After initial conversations, it became very apparent that our core company values and cultures complement each other. Upon closing, the combined company will be one of central and southeastern Pennsylvania’s largest independent community banks.  Currently, there are no branch closures planned as part of the transaction. Additionally, we expect that this acquisition will immediately be accretive to earnings per share.

As part of the definitive merger agreement, Tower Bancorp, Inc.’s subsidiary bank, Graystone Tower Bank, increased its lending facility with First Chester to $26 million and purchased $52.5 million of residential mortgage and commercial loans from First National Bank of Chester County in order for the bank to satisfy the regulatory capital requirements of the Office of the Comptroller of the Currency (the “OCC”).

Pending the customary conditions and shareholder and regulatory approvals, the transaction is expected to close mid-2010. The resulting leadership team will boast over 135 years of combined in-market experience along with a clear vision that will foster future strategic growth plans, and a continued commitment to our key stakeholders: employees, customers, shareholders, and the communities we serve.

Upon closing of the transaction, on a pro forma basis, Tower will continue to maintain regulatory capital ratios in excess of the “well-capitalized” level. Neither Tower nor First Chester elected to receive funds under the US Treasury’s Capital Purchase Program.  In order to maintain Tower’s well-capitalized position, the merger agreement provides specific protections in the event of an increase in First Chester’s loan delinquencies prior to closing.

Tower Bancorp, Inc. (NASDAQ: TOBC) is a publicly traded company that has an attractive history of earnings and dividend growth.  Both community-based banks will continue operating under their respective brands and will deliver the same high-level of services to their customers.  The partnership is truly a win-win for employees, customers, shareholders, and the community.

We understand that you may have additional questions regarding the planned partnership between Tower Bancorp, Inc. and First Chester County Corporation. Please do not hesitate to contact us directly.

Thank you for your continuing commitment to Tower Bancorp, Inc. and First Chester County Corporation.

Sincerely,

Andrew Samuel	John A. Featherman, III
Chairman and CEO	Chairman, CEO and President
Tower Bancorp, Inc.	First Chester County Corporation
(717) 724-2800	(484) 881-4100

Additional Information About the Merger

The proposed transaction will be submitted to the shareholders of First Chester County Corporation (“First Chester”) and Tower Bancorp (“Tower”) for their consideration and approval.  In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting  First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov).   Information about First Chester’s executive officers and directors is set forth in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site.  You can also obtain free copies of these documents from Tower or First Chester, as appropriate,  using the contact information above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s and First Chester County Corporation’s filings with the Securities and Exchange Commission (SEC).

January 27, 2010

Dear Valued Customer,

For the past 146 years, we have been honored to serve wonderful customers like you. Through those years we have built lasting friendships that have extended throughout families, businesses, and the community — sometimes for generations. We are very grateful for the trust and confidence you have given us in return.

I am very pleased to announce an important and positive step forward for our bank.
Later this year, First National will partner with Graystone Tower Bank, a thriving central
Pennsylvania and Maryland community institution which shares our principles and core values.

Pending shareholder and regulatory approvals, this new partnership is expected to take effect in mid-2010. Under the new organizational structure, it is expected that First National Bank of Chester County will continue to operate under its own brand identity, and as a subsidiary of Tower Bancorp, Inc. I will remain the chairman and CEO of First National.

What can you expect from our new partnership with Graystone Tower Bank?

Rest assured, we will make the transition as seamless as possible. No branch closings are planned. The same people you’ve known and trusted will be available to serve you. Over time, you will see some enhancements to our services as we combine the best each institution has to offer.

This partnership will also provide you with access to an expanded branch network of 50 offices in eleven counties. We will be a bank with increased capital, more loan opportunities, and ongoing independence. First National’s focus and attention will remain in the hands of local people. We will continue as an active community leader — funding economic development, and serving, organizing, and supporting community events.

We look forward to seeing you in the Bank. All of us at First National will work hard to provide you with warm, personalized attention and trusted banking services — just as we have throughout the past 146 years.

Should you have any questions, please contact me at 484.881.4100 or john.featherman@1nbank.com.

Best regards,

John A. Featherman, III
Chairman, CEO and President
First National Bank of Chester County

Additional Information About the Merger

The proposed transaction will be submitted to the shareholders of First Chester County Corporation (“First Chester”) and Tower Bancorp (“Tower”) for their consideration and approval.  In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting  First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov).   Information about First Chester’s executive officers and directors is set forth in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site.  You can also obtain free copies of these documents from Tower or First Chester, as appropriate,  using the contact information above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s and First Chester County Corporation’s filings with the SEC.